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                                                                   EXHIBIT 10.45


                 FIRST AMENDMENT TO EMPLOYMENT LETTER AGREEMENT

     This First Amendment to Employment Letter Agreement (the "Amendment") is effective as of April 24, 1998, by and between IMNET Systems, Inc., a Delaware corporation (the "Company") and GARY D. BOWERS, a Georgia resident ("Bowers").

                                   WITNESSETH

     WHEREAS, the Company and Bowers entered into that certain Employment Letter Agreement, dated May 22, 1992 (the "Employment Agreement"); and

     WHEREAS, the Company and Bowers desire to amend the Employment Agreement.

     NOW, THEREFORE, for and in consideration of the premises hereof and the mutual covenants contained herein and in the Employment Agreement, the parties hereto do hereby covenant and agree that Bowers' employment with the Company shall continue under the terms and provisions of the Employment Agreement as supplemented and amended by the terms hereof, as follows:

     1. The current Base Salary of Bowers, subject to future adjustment as provided in the Employment Agreement, shall be $200,000.

     2. The first two sentences of Section 7(c) of the Employment Agreement shall be deleted in their entirety and replaced with the following:

          "In the event that (A) your employment is terminated by the Company for any reason other than Cause (as such term is defined below), or (B) Kenneth Rardin's employment with the Company is terminated for any reason and you elect to terminate your employment within 30 days of the effective date thereof, you will receive 12 months severance pay at the monthly rate of your then current base salary (paid on a bi-monthly basis over the 12 month period) plus you will be reimbursed for reasonable costs and expenses incurred by you in relocated your household goods back to Virginia if you choose to do so. Notwithstanding the foregoing, the obligations of the Company with respect to severance under this paragraph 7 shall expire on the date that you commence full-time employment with a subsequent employer, if such commencement date occurs within 12 months of the effective date of your termination pursuant to this subparagraph 7(c)."

     3. Except as provided herein, the Employment Agreement is not superseded hereby but remains in full force and effect.


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     IN WITNESS WHEREOF, the undersigned have duly executed this First Amendment to Employment Letter Agreement as of the date first written above.


     COMPANY:                                     BOWERS:

     IMNET SYSTEMS, INC.

     By:
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                                                  Gary Bowers
     Its:
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